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                                                                    EXHIBIT 4.12

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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 11, 2003

                                     Between

                            GLOBALSANTAFE CORPORATION

                                       and

                              GOLDMAN, SACHS & CO.

================================================================================

                                  $250,000,000

                                5% NOTES DUE 2013

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                                TABLE OF CONTENTS

1. Definitions...........................................................    1

2. Exchange Offer........................................................    4

3. Shelf Registration Statement..........................................    7

4. Additional Interest...................................................    8

5. Registration Procedures...............................................   10

6. Registration Expenses.................................................   16

7. Indemnification.......................................................   17

8. Rule 144 and 144A.....................................................   20

9. Miscellaneous.........................................................   20

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                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement"), dated as of February 11, 2003, is between GlobalSantaFe Corporation, a Cayman Islands company (the "Company"), and Goldman, Sachs & Co. (the "Initial Purchasers").

      This Agreement is entered into in connection with the Purchase Agreement (the "Purchase Agreement"), dated as of February 4, 2003, by and between the Company and the Initial Purchasers that provides for the sale by the Company to the Initial Purchasers of $250,000,000 aggregate principal amount of the Company's 5% Notes due 2013 (the "Notes"). To induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Notes under the Purchase Agreement.

      The parties hereby agree as follows:

1.    Definitions

      As used in this Agreement, the following terms shall have the following meanings:

      Additional Interest: shall have the meaning set forth in Section 4(a).

      Advice: shall have the meaning set forth in the last paragraph of Section
5.

      Agreement: shall have the meaning set forth in the first introductory paragraph.

      Applicable Period: shall have the meaning set forth in Section 2(b).

      business day: shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

      Closing Date: shall have the meaning given to such term in the Purchase Agreement.

      Company: shall have the meaning set forth in the first introductory paragraph.

      Effectiveness Date: means the date that is 180 days after the Closing Date; provided, however, that with respect to any Shelf Registration Statement, the Effectiveness Date shall be the 180th day after the delivery of a Shelf Notice as required pursuant to Section 2(d) hereof; provided, however, that if the Effective Date would otherwise fall on a day that is not a business day, then the Effective Date shall be the next succeeding business day.

      Effectiveness Period: shall have the meaning set forth in Section 3(a).

      Exchange Act: means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      Exchange Offer: shall have the meaning set forth in Section 2(a).

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      Exchange Notes: shall have the meaning set forth in Section 2(a).

      Exchange Registration Statement: shall have the meaning set forth in
Section 2(a).

      Exchange Notes: shall have the meaning set forth in Section 2(a).

      Filing Date: means (A) if no Exchange Registration Statement has been filed by the Company pursuant to this Agreement, the 90th day after the Closing Date; and (B) with respect to a Shelf Registration Statement, the 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(d) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a business day, then the Filing Date shall be the next succeeding business day.

      Holder: means any holder of a Registrable Security or Registrable Securities.

      Indenture: means the Indenture, dated as of February 1, 2003, by and between the Company and Wilmington Trust Company, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

      Initial Purchasers: shall have the meaning set forth in the second introductory paragraph.

      Initial Shelf Registration Statement: shall have the meaning set forth in Subsection 3(a).

      Inspectors: shall have the meaning set forth in Section 5(n).

      NASD: shall have the meaning set forth in Section 5(r).

      Notes: shall have the meaning set forth in the second introductory paragraph.

      Participating Broker-Dealer: shall have the meaning set forth in Section 2(b).

      Person: means an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

      Private Exchange: shall have the meaning set forth in Section 2(b).

      Private Exchange Notes: shall have the meaning set forth in Section 2(b).

      Prospectus: means the prospectus included in any Registration Statement, including any preliminary prospectus or prospectus subject to completion and any prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, with respect to the terms of the offering of any portion of the Registrable Securities, including post-effective amendments, in each case including all documents incorporated by reference or deemed to be incorporated by reference therein.

      Purchase Agreement: shall have the meaning set forth in the second introductory paragraph hereto.


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

      Records: shall have the meaning set forth in Section 5(n).

      Registrable Securities: means each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(d)(iv) is applicable upon its original issuance and at all times subsequent thereto and each Private Exchange Note upon its original issuance and at all times subsequent thereto, until the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(d)(iv) hereof is applicable, the Exchange Registration Statement) covering such Note, Exchange Note or Private Exchange Note, as the case may be, has been declared effective by the SEC and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, or is saleable without restriction pursuant to Rule 144(k), (iii) such Note has been exchanged for an Exchange Note pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act and
(iv) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

      Registration Statement: means any registration statement of the Company filed with the SEC under the Securities Act pursuant to this Agreement, including, but not limited to, any Exchange Registration Statement and any Shelf Registration Statement, including the Prospectus and any amendment or supplement to such registration statement, including all post-effective amendments, and exhibits thereto and documents incorporated by reference therein.

      Rule 144: means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC.

      Rule 144A: means Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

      Rule 415: means Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

      SEC: means the Securities and Exchange Commission.

      Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      Shelf Notice: shall have the meaning set forth in Section 2(d).

      Shelf Registration Statement: shall have the meaning set forth in Section 3(a).

      Subsequent Shelf Registration Statement: shall have the meaning set forth in Subsection 3(b).

      TIA: means the Trust Indenture Act of 1939, as amended.


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      Trustee: means the trustee under the Indenture.

      2. Exchange Offer

(a) The Company shall file with the SEC, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, a Registration Statement (the "Exchange Registration Statement") no later than the applicable Filing Date with respect to an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities (other than the Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Company that are identical in all material respects to the Notes (the "Exchange Notes") (and that are entitled to the benefits of the Indenture or a trust indenture that is identical in all material respects to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA)), except that the Exchange Notes (other than Private Exchange Notes, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to use its reasonable best efforts to (i) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the applicable Effectiveness Date; (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer first is mailed to Holders; and (iii) consummate the Exchange Offer on or prior to the 230th day following the Closing Date. If after such Exchange Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is delayed or suspended by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period of such delay or suspension until the Exchange Offer may legally resume. Each Holder who participates in the Exchange Offer will be required to represent in writing that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act and that such Holder is not an affiliate of the Company within the meaning of the Securities Act and is not acting on behalf of any Persons who could not truthfully make the foregoing representations, as well as any additional representations required or requested by the SEC or its staff. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers (as defined below), and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(d)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Notes shall be included in the Exchange Registration Statement.

(b) The Company shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution" reasonably acceptable to the Initial Purchasers that shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial


                                       4
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      owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

            The Company shall use its reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not exceed 210 days after the consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

            If, prior to consummation of the Exchange Offer, any of the Initial Purchasers holds any Notes acquired by it and having, or that are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company, upon the request of any such Initial Purchaser simultaneously with the delivery of the Exchange Notes in the Exchange Offer, shall issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for such Notes held by such Initial Purchaser a like principal amount of debt securities of the Company that are identical in all material respects to the Exchange Notes (the "Private Exchange Notes") (and that are issued pursuant to the same indenture as the Exchange Notes), except for the placement of a restrictive legend on such Private Exchange Notes. If permissible, the Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

            Interest on the Exchange Notes and the Private Exchange Notes will accrue from the later of (i)(A) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (B) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or, (ii) if no interest has been paid on the Notes, from the Closing Date.

            In connection with the Exchange Offer, the Company shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and


                                       5
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                  (3) otherwise comply in all material respects with all
      applicable laws, rules and regulations.

            As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (1) accept for exchange all Notes properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange; and

                  (2) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder accepted for exchange.

            The Exchange Notes and the Private Exchange Notes may be issued under the Indenture or an indenture identical in all material respects to the Indenture, which in either event has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to any transfer restrictions and the Private Exchange Notes shall be subject to the transfer restrictions set forth or referred to in the restrictive legend placed on such Private Exchange Notes. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

(c) If, following the date hereof there is announced a change in SEC policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the SEC allowing the Company to consummate an Exchange Offer for the Notes. The Company hereby agrees to pursue the issuance of such a decision to the level of the senior staff of the SEC. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the SEC or its staff or otherwise required in connection with the issuance of such decision, including without limitation (i) participating in telephonic conferences with the SEC, (ii) delivering to the SEC or its staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an exchange offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the SEC or its staff.

(d) If, (i) notwithstanding the efforts contemplated in Section 2(c) above, the Company is not permitted to effect an Exchange Offer, (ii) the holder of Private Exchange Notes so requests within 20 business days after the consummation of the Private Exchange, (iii) because of any changes in law or in currently prevailing interpretations of the staff of the SEC, a Holder (other than an Initial Purchaser holding Notes acquired directly from the Company) is not permitted to participate in the Exchange Offer and requests the Company in writing within 20 business days after the consummation of the Exchange Offer to have such Holder's Notes included in a Registration Statement, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of


                                       6
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      such Holder as an affiliate of the Company within the meaning of the
      Securities Act) and such Holder requests the Company in writing within 20 business days after the consummation of the Exchange Offer to have such Holder's Exchange Notes included in a Registration Statement), then the Company shall promptly deliver written notice thereof (the "Shelf Notice") to the Trustee and the affected Holder(s), and shall file a Shelf Registration Statement pursuant to Section 3 hereof.

      3. Shelf Registration Statement

            If a Shelf Notice is delivered as contemplated by Section 2(d) hereof, then:

(a) Shelf Registration Statement. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(d)(iv) is applicable (the "Initial Shelf Registration Statement"). The Company shall use its reasonable best efforts to file with the SEC the Initial Shelf Registration Statement on or prior to the applicable Filing Date. The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (but not including any underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below).

            The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the applicable Effectiveness Date and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date that is two years from the Closing Date or such shorter period ending when all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or, if applicable, a Subsequent Shelf Registration Statement, or cease to be outstanding or cease to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

(b) Withdrawal of Stop Orders; Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 20 business days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement (each, a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared


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      effective under the Act as soon as practicable after such filing and to keep such subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

(c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration Statement if required by the Securities Act or if reasonably requested by the Holders (or their counsel) of a majority in aggregate principal amount of the Registrable Securities covered by such Shelf Registration Statement with respect to the information included therein with respect to one or more of such Holders.

      4. Additional Interest

(a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (without duplication):

                  (i) if (A) neither the Exchange Registration Statement nor the
            Initial Shelf Registration Statement has been filed with the SEC on or prior to the date that is 90 days after the Closing Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the applicable Filing Date, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following such applicable Filing Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                  (ii) if (A) neither the Exchange Registration Statement nor the Shelf Registration Statement is declared effective by the SEC on or prior to the date 180 days after the Closing Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the applicable Effectiveness Date in respect of such Shelf Registration Statement, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Notes included or that should have been included in such Registration Statement over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and


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                  (iii) if either (A) the Company has not exchanged Exchange
            Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 230th day after the Closing Date or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Closing Date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the Notes (over and above any interest otherwise payable on the Notes) at a rate of 0.25% per annum for the first 90 days commencing on (x) the 230th day after the Closing Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above , and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

      provided, however, that (1) the Additional Interest rate on the Notes may not accrue under more than one of the foregoing clauses (i) through (iii) of this Section 4(a) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed at any one time in the aggregate 1.00% per annum, and (2) no Additional Interest shall accrue in the event that the Company has timely filed an Exchange Offer Registration Statement but is unable to complete the Exchange Offer pursuant to Section 2(c) and has timely delivered a Shelf Notice unless the Company shall thereafter fail to satisfy one or more of the time requirements specified above in clauses (i) through (iii) of this Section 4(a) for filing and effectiveness of the Shelf Registration Statement, in which event Additional Interest as specified above shall accrue, subject, however, to the foregoing proviso (1) and all Additional Interest shall cease to accrue upon the expiration of the second anniversary of the Closing Date; and provided, further, that (1) upon the filing of the Exchange Registration Statement or a Shelf Registration Statement (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration Statement (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4(a)), or (4) upon the effectiveness of the applicable Shelf Registration Statement that had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)), or (5) upon such time as there are no Registrable Securities outstanding, Additional Interest on the Notes shall cease to accrue.

(b) The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid pursuant to Section 4(a). Any amounts of Additional Interest due pursuant to this Section 4 will be payable in cash semi-annually on each February 1 and August 1 (to the holders of record on the January 15 and July 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days the Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months) and the denominator of which is 360.

      5. Registration Procedures

            In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered

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      thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

(a) Prepare and file with the SEC prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (i) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and their counsel, a reasonable opportunity to review copies of all such documents (excluding copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, in each case at least five business days prior to such filing. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or their counsel shall reasonably object on or prior to the fifth business day following receipt of a copy of any Registration Statement or Prospectus or any amendment or supplement thereto proposed to be filed.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the Applicable Period if the Company voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Securities or such Exchange Notes during that period, unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation, the provisions of Section 5(k) hereof and the last paragraph of this Section 5.

(c) If (i) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, and their counsel, promptly (but in any event within two business days) and confirm such notice in writing: (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and all exhibits); (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose; (C) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Company contained in any agreement cease to be true and correct; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose; (E) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (F) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate; and (G) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Notes by Participating Broker-Dealers, the Company determines, in its reasonable judgment, after consultation with counsel, that the continued use of the prospectus would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Company.

(d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Notes for sale in any jurisdiction in the United States and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

(e) If a Shelf Registration Statement is filed pursuant to Section 3 and if requested by the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an offering, or any Participating Broker-Dealer (i) as promptly as practicable incorporate in a prospectus or post-effective amendment such information as such Holders, any Participating Broker-Dealer or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus or post-effective amendment and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Company, violate applicable law.

(f) If (i) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to their respective counsel at the sole expense of the Company, one conformed copy of such Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (i) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, and their respective counsel, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or Exchange Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use its reasonable best efforts to register or qualify and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or Participating Broker-Dealer reasonably requests in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and if such Registrable Securities are to be in certificated form, to enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request.

(j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the Participating Broker-Dealers, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (i) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(ii)(E), 5(c)(ii)(F) or 5(c)(ii)(G) hereof, as promptly as practicable (in the case of 5(c)(ii)(G) after cessation of the condition referred to therein), prepare and (subject to
      Section 5(a) hereof) file with the SEC, at the Company's sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Use its reasonable efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Notes, as the case may be.

(m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for, or the form of global note with respect to, the Registrable Securities or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities or Exchange Notes, as the case may be.

(n) If (i) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon reasonable advance notice make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours without interfering in the orderly business of the Company, all financial and other relevant records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) after giving reasonable prior notice to the Company, disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any transactions contemplated hereby or arising hereunder or (D) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

(o) Provide an indenture trustee for the Registrable Securities or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q) Upon consummation of the Exchange Offer, obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee that the Exchange Notes and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to customary exceptions and qualifications. If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each Participating Broker-Dealer, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

(s) Use its reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

            If any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Sections 5(c)(ii)(B), 5(c)(ii)(D), 5(c)(ii)(E), 5(c)(ii)(F) or 5(c)(ii)(G) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. If the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (ii) the Advice, provided that the Effectiveness Period and the Applicable Period shall not be extended beyond two years after the Closing Date.

      6. Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer or any Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Notes and determination of the eligibility of the Registrable Securities or Exchange Notes for investment under the laws of such jurisdictions (A) where the holders of Registrable Securities are located, in the case of the Exchange Notes, or (B) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing and duplicating expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing or duplicating Prospectuses if the printing of Prospectuses is requested by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or sold by any Participating Broker-Dealer, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b) hereof), (v) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Notes eligible for trading through The Depository Trust Company, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit or "cold comfort" letters,
      (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and
      (xi) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with this Agreement.

(b) The Company shall (i) reimburse the Holders of the Registrable Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement, and (ii) reimburse reasonable out-of-pocket expenses (other than legal expenses) of Holders of Registrable Securities incurred in connection with the registration and sale of the Registrable Securities pursuant to a Shelf Registration Statement.

      7. Indemnification

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Holder of Registrable Securities included in an Exchange Registration Statement and each Holder of Registrable Securities included in a Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Holder (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein or (ii) if such Holder sold to the Person asserting the claim the Registrable Notes or Exchange Notes that are the subject of such claim after receipt of a notice from the Company pursuant to Sections 5(c)(ii)(D), 5(c)(ii)(E), 5(c)(ii)(F) or 5(c)(ii)(G) hereof and prior to receipt of copies of a supplemented or amended Prospectus contemplated by
      Section 5(k) hereof, or an Advice that the use of the applicable Prospectus may be resumed.

(b) Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from each Participating Broker-Dealer selling Exchange Notes during the Applicable Period and from each Holder, severally and not jointly, to (i) indemnify and hold harmless the Company, and all other Holders, against any losses, claims, damages or liabilities to which the Company or such other Holders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be required to undertake liability to any Person under this Section 7(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 7, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party (i) shall not relieve it from liability under Subsection 7(a) or 7(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 7(a) or 7(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel for the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If for any reason the indemnification provisions contemplated by Section 7(a) or Section 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this
      Section 7(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder and each Person, if any, who controls any Holder within the meaning of the Securities Act; and the obligations of the Holders contemplated by this Section 7 shall be in addition to any liability which the Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each Person, if any, who controls the Company within the meaning of the Securities Act.

      8. Rule 144 and 144A

            The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder of Registrable Securities, make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A. The Company further covenants and agrees, for so long as any Registrable Securities remain outstanding, that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

      9. Miscellaneous

(a) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of the Company's securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and will not enter into any agreement with respect to any of the Company's securities that will grant to any Person piggy-back registration rights with respect to a Registration Statement.

(b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

            (1) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                        Goldman, Sachs & Co.
                        1000 Louisiana, Suite 550
                        Houston, Texas 77002
                        Facsimile No.:  713.276.3590
                        Attention:  William C. Montgomery

            with a copy to:

                        Fulbright & Jaworski L.L.P.
                        1301 McKinney, Suite 5100
                        Houston, Texas 77010-3095
                        Facsimile No.:  713.651.5246
                        Attention: Robert F. Gray, Jr.

            (2)   if to the Initial Purchasers, at the addresses specified in
                  Section 9(d)(1)

            (3)   if to the Company, at the address as follows:

                        GlobalSantaFe Corporation
                        15375 Memorial Drive
                        Houston, Texas  77079
                        Facsimile No.:  281.925.6907
                        Attention:  General Counsel

            with a copy to:

                        Baker Botts L.L.P.
                        One Shell Plaza
                        910 Louisiana Street
                        Houston, Texas  77002-4995
                        Facsimile No.:  713.229.7701
                        Attention:  J. David Kirkland, Jr.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANOTHER STATE'S LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Notes Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers, Holders of Registrable Securities and Participating Broker-Dealers may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers, Holders of Registrable Securities and Participating Broker-Dealers, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction; provided that in the event that the Company fails to perform any terms of this Agreement with respect to which Additional Interest pursuant to Section 4 hereof is expressly provided as a remedy, and the company is not in default of payment of such Additional Interest, payment of such Additional Interest shall constitute the sole monetary damages for such failure.

(m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          GLOBALSANTAFE CORPORATION

                                          By: /s/ W. Matt Ralls
                                             ---------------------------------
                                          Name:   W. Matt Ralls
                                          Title:  Chief Financial officer


                                              /s/ Goldman, Sachs & Co.
                                          ------------------------------------
                                                 (GOLDMAN, SACHS & CO.)